As filed with the Securities and Exchange Commission on September 18, 1997.






                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of

                     The Securities Exchange Act of 1934

                      Date of Report:  August 17, 1997
                      (Date of earliest event reported)




Commission        Registrant; State of Incorporation;   I.R.S. Employer
File Number        Address; and Telephone Number        Identification No.



  1-9130          CENTERIOR ENERGY CORPORATION             34-1479083
                  (An Ohio Corporation)
                  6200 Oak Tree Boulevard
                  Independence, Ohio  44131
                  Telephone (216) 447-3100


  1-2323          THE CLEVELAND ELECTRIC                   34-0150020
                  ILLUMINATING COMPANY
                  (An Ohio Corporation)
                  c/o Centerior Energy Corporation
                  6200 Oak Tree Boulevard
                  Independence, Ohio  44131
                  Telephone (216) 622-9800


  1-3583          THE TOLEDO EDISON COMPANY                34-4375005
                  (An Ohio Corporation)
                  300 Madison Avenue
                  Toledo, Ohio  43652
                  Telephone (419) 249-5000








This combined Form 8-K is separately filed by Centerior Energy Corporation ("Centerior"), The Cleveland Electric Illuminating Company ("Cleveland Electric") and The Toledo Edison Company ("Toledo Edison"). Centerior, Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Companies". Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Operating Companies". Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant, except that information relating to either or both of the Operating Companies is also attributed to Centerior.

Item 5. Other Events


1. Refinancings. On August 27, 1997, Cleveland Electric and Toledo Edison completed the refinancing of $180.6 million aggregate principal amount and $10.1 million principal amount, respectively, of first mortgage bonds issued as security for certain tax-exempt bonds issued by public authorities. Cleveland Electric plans to refinance up to $550 million of outstanding first mortgage bonds during the fourth quarter of 1997.

2. Cleveland Electric Collective Bargaining Agreement. Since the expiration of a collective bargaining agreement between Cleveland Electric and the only union representing about 55% of Cleveland Electric's employees, the parties have continued to negotiate under the supervision of a federal mediator. Both sides have agreed that there will be no strike or lock-out while good faith negotiations are continuing. There is a risk that such an event may occur if Cleveland Electric and the union do not reach an agreement promptly. However, Cleveland Electric believes that it would be able to continue to provide substantially normal electric service to its customers if any such event were to occur. On September 5, 1997, union members voted to give the union's negotiating committee authority to declare a strike.

3. Centerior Energy Investment. On September 4, 1997, the principal of a local broker-dealer firm was arrested on federal charges including racketeering and fraud in connection with the alleged conversion of $10 million of Centerior Energy corporate funds which had been invested with the firm. On the same day, Centerior Energy sued the principal, the firm and associated companies seeking recovery of its monies. The assets of the defendants have been frozen and discovery is progressing on an expedited basis.








                                  - 2 -




                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    CENTERIOR ENERGY CORPORATION
                                    Registrant




                                    THE CLEVELAND ELECTRIC ILLUMINATING
                                    COMPANY
                                    Registrant




                                    THE TOLEDO EDISON COMPANY
                                    Registrant




                                By:  JANIS T. PERCIO
                                     Janis T. Percio,
                                     Secretary of each Registrant










September 18, 1997






                                        - 3 -